UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-180385	45-5188530
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 448-0884

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement

On July 27, 2012, our Plan of Reorganization and Stock Issuance was amended and restated to increase the individual purchase limitation and the overall group purchase limitation of Sound Financial Bancorp, Inc. common stock to be sold in the offering (1,147,500 shares at the minimum of the offering range and 1,552,500 shares at the maximum of the offering range) to 55,000 shares.

The foregoing description of the terms of the Plan of Reorganization and Stock Issuance is qualified in its entirety by reference to the Plan of Reorganization and Stock Issuance which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 8.01.  Other Events

On  August 6, 2012, Sound Financial Bancorp, Inc., the proposed holding company of Sound Community Bank announced that it had completed its subscription and community offerings to depositors and members of the local community and general public and was commencing the syndicated community offering.  Sound Financial Bancorp, Inc. may terminate the syndicated community offering at any time.

In addition, Sound Financial Bancorp, Inc. announced that it has increased the individual purchase limitation and the overall group purchase limitation of the common stock sold in the offering as further described in Item 1.01 above.

The foregoing description is qualified in its entirety by reference to the press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

2.1	Plan of Reorganization and Stock Issuance, as amended and restated.
99.1	Press Release Dated August 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	August 6, 2012	By:	/s/ Laura Lee Stewart
Laura Lee Stewart President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Plan of Reorganization and Stock Issuance, as amended and restated.
99.1	Press Release Dated August 6, 2012.